Exhibit 99.1

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Alan Vituli, Chief Executive Officer of Carrols Corporation (the “Company”), hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/    Alan Vituli

Alan Vituli
Chairman and Chief Executive Officer
August 14, 2002